Contact: Rick Berry Chief Financial Officer 600 Travis Street, Suite 5800 Houston, Texas 77002 713.993.4614

Sanders Morris Harris Group Reports Fourth Quarter Earnings
from Continuing Operations of $0.15 Per Share;
Ric Edelman to Become Co-Chief Executive Officer;
Company to Change Name to The Edelman Financial Group

HOUSTON, March 15, 2011 – Sanders Morris Harris Group Inc. (NASDAQ: SMHG) today reported fourth quarter earnings from continuing operations of $4.2 million, or $0.15 per share. Earnings per share were $0.18, aided by higher values of its partnerships and other assets. Total client assets rose to $17.1 billion, up 52% from the end of 2009, bolstered by the acquisition of a 50.1% interest in Global Financial Services.

The Company announced that Ric Edelman, President, would become Co-Chief Executive Officer at the annual meeting in May. George L. Ball, Chairman and current Chief Executive Officer, will share that position with Mr. Edelman. Sanders Morris Harris Group will be renamed The Edelman Financial Group at that time, subject to shareholder approval.

Mr. Ball said, “Ric is a skilled manager, communicator and man of integrity. He will provide leadership to the Company that will create superior shareholder value as well as superior opportunities for the other stakeholders. We plan for Ric to become the sole Chief Executive Officer after a year and are renaming the Company to reflect the nationwide awareness of the Edelman brand. We have committed millions of dollars to enhance that brand awareness and should benefit further from it.”

Mr. Edelman commented, “I’m honored by the expanded role. I’ve worked with the entire company for several years now, and we are succeeding in our efforts to integrate its various entities. George will continue to function in the same way as before, and his energy and mine will be focused together as they have been, and hopefully will continue to be for a long time.”

Added Don A. Sanders, Vice Chairman and a founder of Sanders Morris Harris, “Sanders Morris Harris has a proud history dating back nearly 25 years. However, it makes sense to adopt the nationally recognized Edelman name for the parent company. It will make our growth swifter and will capitalize on the radio and television presence that Ric has established.”

The expansion of the Edelman offices continued on pace. The client assets in the six New York area offices established in late 2009 rose to $297 million at year end versus the $255 million projected in mid-2010. There are now 20 Edelman offices beyond the flagship Fairfax headquarters.  Six to eight more are expected to be opened by the end of the quarter. Overall, Edelman Financial added $197 million of net new client assets in the quarter beyond gains from portfolio performance.  Mr. Ball commented, “The entire Company had strong marketing results in 2010 and has a program designed to augment that effort this year.”

In the fourth quarter of 2010, the Company had revenue of $46.4 million. Excluding Concept Capital, which was substantially disposed of during the quarter, revenue grew 10% from the prior year level. Adjusted for non-recurring securities gains, operating, and other losses associated with the disposal of Concept Capital, and expenses of the Edelman Financial expansion offices, income from continuing operations during the 2010 fourth quarter would have been $2.2 million, or $0.08 per share. Income from discontinued operations net of tax amounted to $962,000, or $0.03 per share.

The Company earned $10.4 million, or $0.35 per share, from continuing operations during the year ended December 31, 2010, compared to a loss of $4.0 million, or $(0.14) per share, during the year ended December 31, 2009. Revenue was $168.8 million during 2010, compared to $164.2 million during the prior year.

Conference Call

The Company will host a conference call on Tuesday, March 15, 2011 to discuss fourth quarter 2010 financial and operational results. The call will begin at 9:00 a.m. Central Time, and is open to the public. To listen to the conference call, use U.S. dial-in number (800) 447-0521 or International dial-in number (847) 413-3238 and enter pass code 28929528. It is recommended that listeners phone in at least 10 minutes before the call is scheduled to begin to avoid delay. For those unable to listen to the live call, a replay of the conference call in its entirety will be available approximately two hours after its completion for 10 days by dialing (888) 843-8996 (U.S.), (630) 652-3044 (International) and entering the pass code 28929528.

About Sanders Morris Harris Group

Sanders Morris Harris Group is a wealth management company that manages approximately $17.1 billion in client assets. Client assets include the gross value of assets under management directly or via outside managers and assets held in brokerage accounts for clients by outside clearing firms. Its corporate philosophy of investment in common aligns its interests with those of its clients. Sanders Morris Harris has approximately 530 employees in 25 states. Additional information is available at www.smhgroup.com.

In addition to the historical information, this press release contains certain forward-looking and non-GAAP statements under federal securities laws. These statements concern Sanders Morris Harris Group’s expected future business prospects, revenue and income. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties that could cause actual results to differ materially from any such statement. Non-GAAP information includes operating earnings, defined as earnings from continuing operations, adjusted for investment portfolio gains and losses. These risks and uncertainties, many of which are beyond the Company's control, include but are not limited to (1) trading volume in the securities markets; (2) volatility of the securities markets and interest rates; (3) changes in regulatory requirements that could affect the demand for the Company's services or the cost of doing business; (4) general economic conditions, both domestic and foreign, especially in the regions where the Company does business; (5) changes in the rate of inflation and related impact on securities markets; (6) competition from existing financial institutions and other new participants in the securities markets; (7) legal developments affecting the litigation experience of the securities industry; (8) successful implementation of technology solutions; (9) changes in valuations of the Company’s trading and warrant portfolios resulting from mark-to-market adjustments; (10) dependence on key personnel; (11) demand for the Company's services; and (12) litigation and securities law liabilities. The Company does not undertake any obligation to publicly update or revise any forward-looking statements.

* * *

Selected Condensed Operating Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue	$46,372	$45,974	$168,843	$164,240
Expenses	44,285	40,470	158,332	166,322
Net	2,087	5,504	10,511	(2,082)
Equity in income (loss) of limited partnerships	7,563	(4,108)	12,894	(1,348)
Gain on step acquisition	-	-	-	3,000
Income (loss) from continuing operations before income taxes	9,650	1,396	23,405	(430)
(Provision) benefit for income taxes	(3,237)	47	(7,173)	1,578
Income from continuing operations, net of income taxes	6,413	1,443	16,232	1,148
Income (loss) from discontinued operations, net of tax of $614, $3,084, $446 and $1,082, respectively	962	3,129	(697)	(1,518)
Net income (loss)	7,375	4,572	15,535	(370)
Less: Net income attributable to the noncontrolling interest	(2,208)	(1,447)	(5,839)	(5,112)
Net income (loss) attributable to Sanders Morris Harris Group Inc.	$5,167	$3,125	$9,696	$(5,482)

Basic earnings (loss) per common share:
Continuing operations	$0.15	$-	$0.35	$(0.14)
Discontinued operations	0.03	0.11	(0.02)	(0.05)
Net earnings (loss)	$0.18	$0.11	$0.33	$(0.19)

Diluted earnings (loss) per common share:
Continuing operations	$0.15	$-	$0.35	$(0.14)
Discontinued operations	0.03	0.11	(0.02)	(0.05)
Net earnings (loss)	$0.18	$0.11	$0.33	$(0.19)

Weighted average shares outstanding:
Basic	28,419	28,676	29,203	28,402
Diluted	28,739	28,676	29,370	28,402

Amounts attributable to Sanders Morris Harris Group Inc. common shareholders:
Income (loss) from continuing operations, net of tax, attributable to Sanders Morris Harris Group Inc.	$4,205	$(4)	$10,393	$(3,964)
Discontinued operations, net of tax	962	3,129	(697)	(1,518)
Net income (loss)	$5,167	$3,125	$9,696	$(5,482)

GAAP to non-GAAP Reconciliation	Three Months Ended
	December 31, 2010
	Amount	Diluted EPS
Income from continuing operations, attributable to Sanders Morris Harris Group Inc.	$4,205
Adjustments:
Non-recurring investment portfolio gains, operating, and other Concept Capital losses	(3,480)
Less: tax at 43.5%	1,514
Operating earnings	$2,239	$0.08

Weighted average shares outstanding:		28,739

Balance sheet data:
Cash and cash equivalents	$44,521
Other tangible net assets	71,420
Tangible net assets	115,941
Shareholders' equity	$264,358

Selected Condensed Operating Information
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Wealth Management	$33,805	$28,853	$125,299	$100,943
Institutional Services
Institutional brokerage	1,270	986	4,523	4,814
Prime brokerage services	6,795	9,983	30,390	49,837
Institutional Services Total	8,065	10,969	34,913	54,651
Corporate Support	4,502	6,152	8,631	8,646
Total	$46,372	$45,974	$168,843	$164,240

Income (loss) from continuing operations before equity in income (loss) of limited partnerships and income taxes:
Wealth Management	$8,532	$7,633	$32,804	$26,685
Institutional Services
Institutional brokerage	11	(1,283)	(454)	(638)
Prime brokerage services	(2,476)	1,950	(1,950)	2,311
Institutional Services Total	(2,465)	667	(2,404)	1,673
Corporate Support	(3,980)	(2,796)	(19,889)	(30,440)
Total	$2,087	$5,504	$10,511	$(2,082)

Equity in income (loss) of limited partnerships:
Wealth Management	$1,184	$(99)	$2,396	$(898)
Institutional Services
Institutional brokerage	-	-	-	-
Prime brokerage services	-	-	-	-
Institutional Services Total	-	-	-	-
Corporate Support	6,379	(4,009)	10,498	(450)
Total	$7,563	$(4,108)	$12,894	$(1,348)

Gain on step acquisition:
Wealth Management	$-	$-	$-	$-
Institutional Services
Institutional brokerage	-	-	-	-
Prime brokerage services	-	-	-	-
Institutional Services Total	-	-	-	-
Corporate Support	-	-	-	3,000
Total	$-	$-	$-	$3,000

Income (loss) from continuing operations before income taxes:
Wealth Management	$9,716	$7,534	$35,200	$25,787
Institutional Services
Institutional brokerage	11	(1,283)	(454)	(638)
Prime brokerage services	(2,476)	1,950	(1,950)	2,311
Institutional Services Total	(2,465)	667	(2,404)	1,673
Corporate Support	2,399	(6,805)	(9,391)	(27,890)
Total	$9,650	$1,396	$23,405	$(430)

Net income attributable to the noncontrolling interest in consolidated companies:
Wealth Management	$(2,208)	$(1,447)	$(5,839)	$(5,112)
Institutional Services
Institutional brokerage	-	-	-	-
Prime brokerage services	-	-	-	-
Institutional Services Total	-	-	-	-
Corporate Support	-	-	-	-
Total	$(2,208)	$(1,447)	$(5,839)	$(5,112)